Exhibit 1.01 to Form SD

CONFLICT MINERALS REPORT

CISCO SYSTEMS, INC.

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This Conflict Minerals Report (“CMR”) has been prepared by Cisco Systems, Inc. (herein referred to as “Cisco”, the “Company,” “we,” “our” and “us”). The information contained herein includes the activities of Cisco’s majority-owned subsidiaries and variable interest entities that are required to be consolidated for financial reporting purposes. It does not include the activities of variable interest entities that are not required to be consolidated for financial reporting purposes.

This CMR for the reporting period January 1 to December 31, 2016 is presented to comply with the final conflict minerals implementing rules (“Final CM Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by the SEC order issued on May 2, 2014. The Final CM Rules were adopted by the SEC to implement the reporting requirements mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Final CM Rules impose reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals (as defined below) that are necessary to the functionality or production of such products. “Conflict Minerals” are currently defined by the SEC as Cassiterite, Columbite-Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG”).

To comply with the Final CM Rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups in any of these countries.

Overview

Company Overview

Cisco designs, manufactures and sells information technology-based products, provides services and delivers integrated solutions to develop and connect networks around the world.

Products Overview

Our products and technologies are grouped into the following categories: Switching; Next-Generation Network Routing; Collaboration; Data Center; Wireless; Service Provider Video; Security; and Other Products. The information set forth under the subheading “Products and Services” in “Item 1. Business” of our most recent annual report on Form 10-K, filed with the SEC on September 8, 2016, is incorporated herein by reference.

Supply Chain Overview

Cisco’s supply chain operations encompass the development, manufacture, distribution and take-back of our products. This includes sourcing, order management, manufacturing, delivery, and “reverse logistics” (which refers to logistics relating to the return, reuse and/or recycling of products).

We spend billions of dollars each year with a complex community of thousands of suppliers around the world. We have categorized our suppliers into three types: manufacturing partners, component suppliers, and logistics and service providers. Certain component suppliers, e.g. packaging suppliers, as well as logistics and service providers were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide Cisco with any products within the scope of the Final CM Rules.

Cisco is committed to sourcing components and materials from companies that share our values related to respect for human rights and environmental responsibility. We commenced conflict minerals due diligence on a voluntary basis in 2012. As Cisco does not have a direct relationship with 3TG smelters or refiners, we collaborate with our suppliers and other companies within our sector to implement many of our Conflict Minerals compliance policies and processes.

Cisco requires In-Scope Suppliers (as defined below) to provide information regarding the origin, source and chain of custody of the Conflict Minerals contained in our product components and materials, and Cisco has relied upon such information in the preparation of this CMR.

Overview of Cisco’s Alignment with Existing Conflict Minerals Industry Initiatives

Cisco has been a member of the Electronic Industry Citizenship Coalition (“EICC”) since April 2008 and a participant in the Conflict-Free Sourcing Initiative (“CFSI”), a joint initiative of the EICC and the Global e-Sustainability Initiative. We support this multi-industry initiative that audits smelters’ and refiners’ sourcing activities. We have adopted the CFSI’s standard industry tools and templates including the Conflict-Free Smelter Program (“CFSP”), which is a standardized protocol for audits of smelters and refiners designed to enable our In-Scope Suppliers to investigate, determine and disclose the identity of the smelters and refiners that are in their supply chains.

Design of Cisco’s Conflict Minerals Program

Cisco designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step due diligence framework set forth in the Third Edition of the Organisation for Economic Co-Operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the supplements thereto.

Description of Due Diligence Measures Performed

Below are the actions performed for this reporting period in order to exercise due diligence on the source and chain of custody of the necessary Conflict Minerals contained within our products that may or may not have originated from the Covered Countries and may or may not have come from recycled or scrap smelters or refiners. Throughout this CMR the term “In-Scope Suppliers” refers to suppliers for Cisco’s hardware products, assessed according to scoping criteria developed by Cisco that are responsive to the requirements of the Final CM Rules.

In-Scope Supplier Identification – We identified suppliers within our supply chain that could potentially be supplying products/components that contain 3TG. A survey of In-Scope Suppliers was conducted using the CFSI Conflict Minerals Reporting Template (“CMRT”), which provides a mechanism for In-Scope Suppliers to provide details regarding the smelters and refiners from which they source 3TG.

In-Scope Supplier CMRT Data Collection – We utilized the CMRT to survey In-Scope Suppliers and perform due diligence. With respect to certain In-Scope Suppliers, CMRTs were obtained using external tools and databases.

In-Scope Supplier CMRT Analysis and Research – In-Scope Suppliers that provided inaccurate or incomplete information were contacted in order to correct the information or obtain additional information and/or seek clarification on specific smelters and refiners.

In-Scope Supplier Tracking and Monitoring – We tracked and monitored the completion of CMRTs by In-Scope Suppliers by means of internal tools. We escalated missing CMRTs to our Global Supplier Management team in an effort to reach closure. We also conducted follow-up communications with certain In-Scope Suppliers, including meetings to discuss supplier progress with respect to conflict-free sourcing.

In-Scope Supplier Smelter Analysis – We conducted analysis regarding the smelters and refiners identified by our In-Scope Suppliers, including an RCOI determination, using information provided by the CFSI and other external sources.

Results of Cisco’s Due Diligence

In-Scope Supplier Survey Responses

During the reporting year, Cisco surveyed its In-Scope Suppliers using the CMRT. In total we surveyed 643 In-Scope Suppliers, of which 95% acted upon and returned CMRTs to Cisco. These CMRTs were analyzed as part of our In-Scope Supplier smelter analysis.

Smelter and Refiner Summary

The results of Cisco’s RCOI and due diligence on the source and chain of custody of Cisco’s necessary Conflict Minerals are the product of an iterative and escalating data collection and dialogue process with our In-Scope Suppliers, as described in the immediately foregoing section.

Cisco’s In-Scope Suppliers identified 302 unique smelters or refiners, down from 315 unique smelters or refiners the previous reporting year. This 4% reduction in unique smelters or refiners can in part be attributed to improved data quality and data collection procedures, as well as changes to certain sourcing practices.

Of such 302 unique smelters or refiners, 243 have been validated as conflict free by the CFSP, meaning that they are compliant with the CFSP’s assessment protocols (collectively, “Validated” smelters or refiners), and 15 are “Active” according to the CFSP, meaning that they either (i) have committed to undergo an audit by the CFSP or (ii) are participating in one or more of the other certification programs recognized by the CFSP (collectively, “Active” smelters or refiners). Table 1 below presents, by Conflict Mineral, the total number of unique smelters or refiners identified and the percentage that are either Validated or Active. See Addendum A for a list of all identified smelters or refiners that are either Validated or Active. The number of smelters or refiners in the Cisco supply chain for the 2016 reporting year that are either Validated or Active has decreased by four from the previous reporting year: 258 smelters or refiners for the 2016 reporting year, versus 262 smelters or refiners for the 2015 reporting year.

Table 1 – Validated or Active Smelters or Refiners, by Conflict Mineral.

(as reported to Cisco by In-Scope Suppliers)

	Total Smelters or Refiners, by Conflict Mineral (2016)*	Number Validated or Active (2016)	Current Percentage Validated or Active (2016)	Previous Percentage Validated or Active
				(2015)	(2014)
Gold	134	100	75%	73%	32%
Tantalum	44	44	100%	100%	70%
Tin	80	73	91%	86%	22%
Tungsten	44	41	93%	88%	52%
*	Includes smelters or refiners that are potential sources of 3TG

Our In-Scope Suppliers also identified the country locations of the potential smelters or refiners reported to Cisco that are not Validated or Active. See Addendum B for a list of such country locations, segmented by Conflict Mineral.

Process Improvement Efforts

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the Conflict Minerals contained in our products could benefit armed groups in the Covered Countries:

•	Further collaboration and partnership with CFSI members to verify the status of smelters or refiners that are identified by our In-Scope Suppliers;

•	Enhancing In-Scope Supplier communications and training to improve In-Scope Supplier data accuracy and completeness;

•	Continuing to exert influence throughout our supply chain through the use of supplier scorecards and review processes;

•	Advocating alternative sourcing strategies and educating In-Scope Suppliers regarding the availability of Conflict Minerals from smelters or refiners sourcing from the Covered Countries that are validated by the CFSP.

Summary

Cisco continues to work towards achieving a conflict-free supply chain for our products, but given that we have received insufficient information with respect to certain smelters and refiners that processed the Conflict Minerals in our products, we are unable to conclude whether our products are conflict free, and for this reason, pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, an independent private sector audit of the report presented herein has not been conducted.

FORWARD LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this CMR, as well as similar strategy and compliance process statements made in this CMR, are forward-looking in nature and are based on Cisco’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the EICC and CSFI remain effective as a source of external support to us in the Conflict Minerals compliance process) that may be outside of Cisco’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cisco’s) are not incorporated by reference in, or considered to be a part of this CMR unless expressly incorporated by reference herein.

Addendum A

Validated or Active Smelters/Refiners

(as reported to Cisco by In-Scope Suppliers)

Metal (*)	Smelter Reference List (*)	Smelter Country (*)
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	HeeSung	KOREA (REPUBLIC OF)
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Addendum B

Country Locations

of Smelters/Refiners that are Not Validated or Active

(as reported to Cisco by In-Scope Suppliers)

Conflict Mineral	Country Location

Tungsten	CHINA
Gold	CHINA FRANCE INDIA JAPAN KAZAKHSTAN KOREA (REPUBLIC OF) MEXICO NETHERLANDS NEW ZEALAND RUSSIAN FEDERATION SAUDI ARABIA SWITZERLAND TURKEY UNITED ARAB EMIRATES UNITED STATES OF AMERICA
Tin	CHINA BRAZIL VIET NAM